EXHIBIT 31.4

Rule 13a-14(a)/15d-14(a) Certification

I, T. Ronan Kennedy, certify that:

1.	I have reviewed this report on Form 10-K/A for the year ended September 30, 2024 of cbdMD, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: January __, 2025	/s/ T. Ronan Kennedy
T. Ronan Kennedy, Chief Financial Officer and principal financial officer